Exhibit 99.1

UTStarcom Announces a Proposed Reorganization to Change its Place of

Incorporation from Delaware to the Cayman Islands

BEIJING, CHINA —January 10, 2011 — UTStarcom, Inc. (“UTStarcom” or “the Company”)  (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and international service and support  in China, today announced a proposed reorganization to change its place of incorporation from Delaware to the Cayman Islands.

The reorganization is expected to involve the Company’s merger with a newly formed subsidiary, as a result of which the Company will become a wholly owned subsidiary of a Cayman Islands holding company (“UTStarcom Cayman”).  It is expected that each outstanding share of common stock of the Company will be converted into the right to receive one ordinary share of UTStarcom Cayman, which will be issued by UTStarcom Cayman in connection with the merger pursuant to a registered offering.  Following the merger, UTStarcom Cayman, together with its subsidiaries, is expected to own and continue to conduct UTStarcom’s business in substantially the same manner as is currently being conducted by UTStarcom and its subsidiaries. While UTStarcom Cayman will be taxed as a United States corporation, it is expected to qualify as a foreign private issuer for purposes of its reporting obligations with the SEC, which the Company expects will reduce its compliance operating costs.  The shares of UTStarcom Cayman are expected to be listed on the NASDAQ Stock Market.

The merger requires the affirmative vote of a majority of the Company’s outstanding common stock.  Notice of the special meeting and a proxy statement/prospectus describing the reorganization will be mailed to UTStarcom’s stockholders of record on the record date selected by the Board of Directors. The record date and special meeting are expected to occur during the first half of 2011.

Additional Information and Where You Can Find It

This communication is being made in respect of a proposed reorganization transaction. WHEN THE PROXY STATEMENT/PROSPECTUS ARE FILED WITH THE SEC AND BECOME AVAILABLE, INVESTORS OF UTSTARCOM ARE URGED TO READ THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BEFORE MAKING A DECISION CONCERNING THE PROPOSED TRANSACTION. These documents will contain important information that investors should consider.   The definitive proxy statement (when it becomes available) will be mailed to UTStarcom stockholders. The proxy statement/ prospectus and any other documents filed by UTStarcom with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by UTStarcom by contacting UTStarcom’s Investor Relations at +86-10-85205153/jouyang@utstar.com.

UTStarcom and its respective officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus concerning the transaction to be filed with the SEC. You can find information about UTStarcom’s directors and executive officers in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from UTStarcom Investor Relations.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications and cable markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991, listed on the NASDAQ in 2000, the Company has its operational headquarters in Beijing, China and research and development operations in China and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the terms and completion of the proposed transaction, the change in the Company’s place of incorporation, the manner of conduct of the Company’s business following completion of the transaction, UTStarcom Cayman’s qualification as a foreign private issuer and the reduction in operating expenses resulting therefrom and the listing of UTStarcom Cayman’s ordinary shares on The NASDAQ Stock Market. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These uncertainties include, but are not limited to, the ability of the parties to consummate the proposed transaction, the satisfaction of closing conditions to consummate the transaction and obtaining requisite approvals, including from the Company’s stockholders, the ability of UTStarcom Cayman to qualify and maintain its status as a foreign private issuer and the Company’s ability to realize the anticipated reduction in operating expenses. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

Company Contact:

Jing Ou-Yang

Investor Relations

UTStarcom, Inc.

+86-10-85205153

jouyang@utstar.com

Brion Tingler

Kreab Gavin Anderson

+86-10-65059816

btingler@kreabgavinanderson.com

SOURCE: UTStarcom, Inc.